Exhibit 10.13

TELETRANSMISSION AGREEMENT-LINE OF CREDIT

Principal $5,000,000.00	Loan Date 02-24-2006	Maturity 07-31-2007	Loan No 2001689	Call/Coll	Account E.Abes	Officer 8110	Initials

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing ***** has been omitted due to text length limitations.

Borrower:	U.S. Auto Parts Network, Inc.	Lender:	East West Bank
	17150 S. Margay Avenue		407 W. Valley Blvd.
	Carson, CA 90746		Alhambra, CA 91803

This TELETRANSMISSION AGREEMENT-LINE OF CREDIT is attached to and by this reference is made a part of the Change In Terms Agreement dated February 24, 2006, and executed in connection with a loan or other financial accommodations between EAST WEST BANK and U.S. Auto Parts Network, Inc.

The undersigned Borrower contemplates making loan advance requests and applications for Lender to issue letters of credit and amendments, and instructing Lender to accept discrepant documents, to effect payment under letters of credit and collections and or finance import or export transactions. Borrower recognizes that Lender customarily requires that such advance requests, applications and instructions be completed and executed by Borrower on Lender’s standard forms or approved formats and/or that original signed documents be received.

Borrower, however, desires to apply and to instruct Lender, by means of teletransmissions including but not limited to electronic mail, internet, telex, telefax, facsimile and/or telecopy, to made loan advances, issue letters of credit and amendments, to instruct Lender to accept discrepant documents, to effect payment under letters of credit and collections and/or to finance import or export transactions. Borrower agrees that Lender may act in accordance with such electronically transmitted applications and instructions (“Electronic Instructions”) on the terms and conditions herein provided.

1. Format. Borrower’s Electronic instructions shall be sent to Lender only by means of such teletransmission services in such format(s) as may be approved from time to time by Lender in its sole discretion.

2. Security Procedures. Borrower shall provide to Lender, in writing and duly signed by Borrower, any security, verification procedures reasonably requested by Borrower. In addition, Lender may require additional procedures in its sole discretion and Lender shall notify Borrower of any such additional procedures in advance of their use (hereinafter referred to as “Security Procedures”).

3. Authority. Borrower hereby authorizes and instructs Lender to take all actions requested in any and all Electronic Instructions and agrees that each such Electronic Instruction shall be deemed originals and shall be deemed to incorporate all of the terms and provisions of the Lender’s standard forms and/or any such format(s) approved by Lender. Borrower recognizes and agrees that it shall be obligated for any loan advance request and under any letters of credit or amendment issued and or actions taken by Lender pursuant to Electronic Instruction to the same extent as if such advance request, letter of credit or amendment were issued and or actions taken by Lender pursuant to a Lender’s standard form or Lender approved format(s) signed by Borrower.

4. Indemnity. Borrower agrees to indemnify and hold harmless Lender, its officers, directors, employees and affiliates against any and all liability, loss, cost, damages, attorneys’ fees and other expenses which Lender may incur by reason of or in consequence of Lender’s actions in reliance upon and pursuant to the information contained in any and all of the electronic instructions received by Lender and purported to be sent by Borrower or its representatives or employees. In addition, the parties agree that Lender is not responsible for checking electronic mail on a regular basis, and Borrower is advised to make arrangements to assure electronic mail has been opened, and sent to a current employee, and the employee is in the office. The parties agree that Lender shall not be responsible for delays, errors or omissions resulting from malfunction of equipment or lines or from other conditions beyond the control of Lender. The parties further agree that Lender shall not be responsible for misuse or wrongful access by Borrower’s representative and employees nor for any delay in taking any actions requested by Borrower whether such delay is caused by omission or instructions which Lender deems to be uncertain or unclear or otherwise. Nothing contained herein shall be construed to relieve Lender from responsibility for its own failure to observe the Security Procedures or act in good faith.

5. Verbal or Telephone Instructions. Borrower hereby authorizes the person listed below (“Authorized Representatives”) to give verbal or telephonic instructions in connection with Electronic Instructions. Lender assumes no responsibility for ascertaining the authenticity of any representative or caller giving such verbal or telephonic instruction except to the extent such representative or caller identifies him/herself as an Authorized Representative. Borrower agrees to indemnify and hold harmless and defend Lender from and against any and all actions, claims, liability loss or expenses that may rise out of or occur in connection with any action taken in reliance upon such verbal or telephonic instructions.

6. Borrower’s Authority. Borrower hereby warrants and represents that Borrower and the undersigned officer(s) of Borrower have full power and authority to enter into this Agreement and that all corporate and/or legal actions necessary in connection with Borrower’s execution and delivery of this Agreement have been taken.

Borrower’s Authorized Representatives:

Michael McClane	/s/ Michael McClane
(Print name)	(Signature)
Robert Hamman	/s/ Robert Hamman
(Print name)	(Signature)

(Print name)	(Signature)

7. Follow-up Documents. Borrower agrees to mail each original loan advance request or application and or amendment request for letters of credit immediately following its facsimile transmission to East West Bank at 475 Huntington Drive, San Marino, CA 91108, Attn: Loan Services Department. The mailed application and or amendment must be clearly marked “Confirmation”. Minor changes to instructions may be communicated to Lender by telephone. In such case, confirming instructions detailing the changes must be sent by facsimile. Acceptance of discrepancies must be sent by facsimile. Failure by Borrower to follow these instructions does not diminish the provisions of this Agreement.

TELETRANSMISSION AGREEMENT-LINE OF CREDIT

(Continued)

Loan No: 2001669	Page 2

THIS TELETRANSMISSION AGREEMENT-LINE OF CREDIT IS EXECUTED ON FEBRUARY 24, 2006.

BORROWER:

U.S. AUTO PARTS NETWORK, INC.

by:	/s/ Mehran Nia
Mehran Yaghoub Nia. CEO of U.S. Auto Parts Network, Inc.